As filed with the Securities and Exchange Commission on February 27, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CG ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1611499
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

(949) 409-3700

(Address of Principal Executive Offices)

2024 Incentive Award Plan

2024 Employee Stock Purchase Plan

(Full Title of the Plans)

Arthur Kuan

Chief Executive Officer

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

(949) 409-3700

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Divakar Gupta Charles S. Kim Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	Joshua F. Patterson General Counsel & Chief Compliance Officer 400 Spectrum Center Drive, Suite 2040 Irvine, CA 92618 (949) 409-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

explanatory note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CG Oncology, Inc. (the “Registrant”) for the purpose of registering (i) 3,227,565 additional shares of the Registrant’s common stock, par value $0.0001 (“Common Stock”), that were automatically added to the shares authorized for issuance under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”), effective January 1, 2026, pursuant to the 2024 Plan’s “evergreen” provision and (ii) 806,891 additional shares of the Registrant’s Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), effective January 1, 2026, pursuant to the 2024 ESPP’s “evergreen” provision.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of Common Stock for issuance under the 2024 Plan and 2024 ESPP pursuant to a Registration Statement on Form S-8 (File No. 333-276729) filed with the Commission on January 26, 2024 (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference, except that the provisions contained in Part II of such Prior Registration Statement are modified or supplemented, as the case may be, as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 27, 2026 (the “2025 Annual Report”);
(b)
The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A12B (File No. 001-41925), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 22, 2024, as updated by Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 26, 2024, including any amendments or reports filed for the purpose of updating such description.
(c)
The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 9, 2026 and January 13, 2026.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless specifically stated to the contrary. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

22

Item 8. Exhibits.

Exhibit
Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	3.3	1/18/2024

4.2	Amended and Restated Bylaws	S-1/A	3.4	1/2/2024

4.3	Specimen Stock Certificate Evidencing the Shares of Common Stock	S-1/A	4.1	1/18/2024

5.1	Opinion of Cooley LLP				X

23.1	Consent of Independent Registered Public Accounting Firm Power of Attorney				X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (see signature page)				X

99.1	CG Oncology, Inc. 2024 Incentive Award Plan and form of stock option agreement and form of restricted stock unit agreement thereunder	S-8	10.3	1/26/2024

99.2	Form of Performance Based Restricted Stock Unit Agreement (2024 Incentive Award Plan)	10-Q	10.1	11/14/2025

99.3	CG Oncology, Inc. 2024 Employee Stock Purchase Plan	S-8	10.4	1/26/2024

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 27, 2026.

CG ONCOLOGY, INC.

By:	/s/ Arthur Kuan
Arthur Kuan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Kuan and Jim DeTore, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable CG Oncology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur Kuan	Chairman and Chief Executive Officer (principal executive officer)	February 27, 2026
Arthur Kuan

/s/ Jim DeTore	Interim Principal Financial and Accounting Officer	February 27, 2026
Jim DeTore

/s/ Susan Graf	Director	February 27, 2026
Susan Graf

/s/ Brian Liu, M.D.	Director	February 27, 2026
Brian Liu, M.D.

/s/ James J. Mulé, Ph.D.	Director	February 27, 2026
James J. Mulé, IPh.D.

/s/ Leonard Post, Ph.D.	Director	February 27, 2026
Leonard Post, Ph.D.

/s/ Christina Rossi	Director	February 27, 2026
Christina Rossi

/s/ Victor Tong, Jr.	Director	February 27, 2026
Victor Tong, Jr.